UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 3, 2010)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22165
Houston, Texas 77227-2165
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 3, 2010, Gulf United Energy, Inc. (the “Company”), through its subsidiary Gulf United Energy del Peru, Ltd. entered into a Novation and Settlement Agreement (“Novation Agreement”) with Upland Oil and Gas, LLC Sucursal del Peru (“Upland”), pursuant to which that certain Participation Agreement, dated March 12, 2010 (“Participation Agreement”) relating to Block XXIV Peru and the Peru TEA was terminated.  Under the terms of the Participation Agreement, the Company had the right to acquire up to a 35% working interest in Block XXIV Peru and up to a 35% working interest in the Peru TEA.  Prior to the execution of the Novation Agreement, the Company had not exercised its right to acquire those percentages.

Under the terms of the Novation Agreement, the Company acquired an undivided 5% working interest in Block XXIV and an undivided 2% working interest in the Peru TEA in exchange for a $500,000 cash payment and 1,000,000 shares of restricted common stock.  In addition, the Company will have the right to acquire up to an additional 10% working interest in Block XXIV and an additional 8% working interest in the Peru TEA.

The foregoing summary of the Novation Agreement is qualified in its entirety by reference to the Novation Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02.  Termination of Material Definitive Agreement

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

ITEM 9.01  Financial Statements and Exhibits

(c)          Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Novation and Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2010

GULF UNITED ENERGY, INC.

By:	/S/ JOHN B. CONNALLY III
John B. Connally III, Chief Executive Officer